UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02(c)

DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

On March 19, 2008, Mr. Thomas D. DeByle, 48, was hired as Chief Financial Officer of the Company.  Prior to joining the Company, Mr. DeByle was with Ingersoll Rand, a leading diversified industrial company, where he was employed for seven years in various financial management positions of increasing responsibility, most recently as Sector Chief Financial Officer for two of the company’s five strategic business units – Club Car and Bobcat.  Mr. DeByle’s tenure at Ingersoll Rand also incuded serving as Vice President of Finance for the company’s Thermo King and Hussmann business units in Europe.

A copy of the press release dated March 19, 2008 announcing Mr. DeByle’s employment as Chief financial Officer of the Company is attached hereto as Exhibit 99.1.

There are no arrangements or understandings between Mr. DeByle and any other person(s) pursuant to which he is serving in the above referenced position.  In his capacity as Chief Financial Officer of the Company, Mr. DeByle has entered into an employment agreement with the Company that provides for the following compensatory arrangements:

a.

Mr. DeByle will receive an annual base salary of $300,000.

b.

Mr. DeByle will be eligible to receive a guaranteed minimum annual incentive payment equal to $50,000 for fiscal year 2008 [July 1, 2007 through June 30, 2008].  The maximum annual incentive payment opportunity is 75% of his annual base salary (pro-rated for his employment for fiscal 2008) under the Company’s annual incentive program which is based on the attainment of several pre-established performance goals established by the Compensation Committee of the Board of Directors.

c.

On or about his first day of employment, Mr. DeByle will receive a restricted stock grant, containing a three year vesting requirement, for 6,000 shares of Company stock under the Long Term Incentive Plan of the Company.

d.

Mr. DeByle will participate in the long term incentive program of the Company commencing with fiscal year 2009.

A copy of the Employment Agreement between Mr. DeByle and the Company effective as of March 19, 2008 is attached hereto as Exhibit 10.1.

Mr. DeByle does not have any family relationships with any director or executive officer of the Company.  Other than Mr. DeByle’s employment agreement which has been disclosed above, Mr. DeByle is not a party to any transactions which require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS

(c)

Exhibits

10.1

Employment Agreement between the Company and Thomas D. DeByle dated March 19, 2008.

99.1

Press Release dated March 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Roger L. Fix
Roger L. Fix Chief Executive Officer

Date: March 20, 2008

Signing on behalf of the registrant and as principal executive officer